PURCHASE AND SALE AGREEMENT


For good and valuable consideration, the sufficiency of which is herewith acknowledged, this Purchase and Sale Agreement (hereinafter referred to as "Agreement") is made and entered into effective 1 January, 1999, by and between the following:

1) CARLTON ENERGY GROUP, LLC., a Texas Limited Liability Company, with its principal place of business at 952 Echo Lane, Suite 210, Houston, Texas 77024 (hereinafter referred to as "CEG"); and

2) TRINITY GAS CORPORATION, a Nevada Corporation, with its principal place of business at 952 Echo Lane, Suite #210, Houston, Texas 77024 (hereinafter referred to as "TGC"); and

3) IAN TORSTEN NORDSTROM, an individual residing in Palma Majorca, Spain with Swedish Passport No. 54011098 (hereinafter referred to as "ITN"); and

4) RUDOLF W. OLSCHEWSKI, an individual residing in Hamburg, Germany with German Passport No. 1716031632 (hereinafter referred to as "RWO").

CEG, TGC, ITN and RWO and are also herein referred to individually as "Party" and collectively as "Parties".

                                    RECITALS
                                    --------

WHEREAS, ITN and RWO declare and warrant that they are the owners of certain projects for transforming organic waste into electricity and/or ethanol or other hydrocarbon products to be undertaken immediately in different zones in Costa Rica as set forth on Exhibit "A" attached hereto and made a part hereof (herein referred to as "Projects"); and

WHEREAS, ITN and RWO declare and warrant that they have, in hand, authorization from the Costa Rican Government to develop the Projects; and

WHEREAS, CEG is of the opinion that it will be able to obtain sufficient financing, through a joint venture arrangement with TGC and/or other companies, to develop the Projects subject to finalization of an agreement to utilize a certain technology that will convert biowaste into electricity and/or hydrocarbon products; and

WHEREAS, with reference to the Letter Agreement of 24 November 1998, between CEG, ITN and RWO, CEG declares its interest in acquiring all of the rights to the Projects and ITN/RWO declare their interest in selling the rights to the Projects to CEG, on the terms and conditions contained herein; and WHEREAS, the Parties herewith agree to the purchase and sale of the Projects under the terms and conditions set forth in the Agreement.


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NOW,  THEREFORE,  IT  IS  AGREED  AS  FOLLOWS:

1. The objective of this Agreement is the purchase and sale of all the rights to the Projects and such purchase and sale is herewith agreed by all Parties under the terms and conditions contained herein with CEG/TGC being the purchaser and ITN/RWO being the seller.

2.   The  purchase   price  for  the  Projects  is  Six  Million   Dollars  U.S.
     ($6,000,000) to be paid as follows:

     A) One Million Five Hundred Thousand Dollars U.S. ($1,500,000) to be paid within sixty (60) days following the date of obtaining a signed Letter Agreement ("Protocol") between the Government of Costa Rica, ITN, CEG and/or TGC for all of the Projects and all required contracts, government approvals, permits, and licenses necessary to proceed, without delay, with the financing and development of the Projects in the opinion of the Parties hereto. This amount represents the sunk costs expended or incurred by ITN/RWO in structuring and developing the Projects and ITN/RWO shall submit reasonable documentation supporting such sunk costs.

     2) One Million Five Hundred Thousand Dollars U.S. ($1,500,000) to be paid to ITN/RWO within ninety (90) days following the payment made under Paragraph II-A above.

     3) An additional Three Million Dollars U.S. ($3,000,000) to be paid in the form of common stock in TGC at a price of Twenty Five Cents U.S. ($0.25) per share. The commitment to issue the shares shall be delivered at the same time as the payment set forth in Paragraph II-B above is made and the stock certificates shall be issued as soon thereafter as possible. In the event that the value of the shares at the time they are committed by TGC is in excess of Four Million Five Hundred Thousand Dollars U.S. ($4,500,000), the payment required under Paragraph II-B above shall be eliminated and not applicable under this Agreement.

     4) TGC shall have the right to repurchase all or part of any such shares that may be issued on a first right of refusal basis within twenty four (24) months of the date of issue of such shares.

     5) The payment of sums under Paragraph(s) II-A, II-B and II-C, if applicable, shall be paid via wire transfer to an account number to be provided by ITN.


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
III. This Agreement is specifically conditioned upon TGC receiving Board approval to proceed under the terms and conditions herein. In the event TGC should fail to receive its Board approval, CEG shall attempt, on a best efforts basis, to replace TGC with another joint venture candidate. In such event, CEG shall pay, or cause to be paid, to ITN/RWO the sum of Three Million Dollars U.S. ($3,000,000) amortized quarterly, at an interest rate of ten percent (10%) per annum over a term of three (3) years, or as otherwise mutually agreed, in order to make the Projects economically attractive to a third party on short notice. In such event, appropriate guarantees for fulfillment of the obligations herein shall be delivered by CEG and/or such third party for review by the Parties.

IV The Parties mutually agree that ITN shall keep in its possession the original of the Protocol to be signed between the Parties and the Government of Costa Rica until the payment required under Paragraph II-A above has been made.

5. In the event that CEG has not reached a written agreement with a third party funding source (TGC or other) within ninety (90) days of this Agreement, this Agreement shall terminate without any further action required by any Party hereto with no liability whatsoever on the part of any Party to this Agreement or between the Parties hereto.

VI.  General Provisions
     ------------------

     A) This Agreement shall be construed in accordance with, and governed by, the laws of the State of Texas, without giving effect to the conflict of laws provisions thereof. It is agreed that the venue of any court action whatsoever related to any dispute under this Agreement, or the enforcement of any arbitration award hereunder, shall be in the state or federal courts, as the case may be, of Harris County, Texas.

     B) Notwithstanding anything to the contrary contained in this Agreement, in the event of any dispute between the Parties whatsoever arising under this Agreement, the Parties agree to submit such dispute to binding arbitration, to be held in Harris County, Texas. Each Party to the dispute shall appoint an arbitrator, who shall be a licensed attorney or licensed professional arbitrator, acting independently and not as an advocate or representative of any Party. The arbitrators so selected shall appoint additional arbitrator(s) in order to have the minimum odd number of arbitrators. The arbitrators shall meet, review all facts and circumstances related to the dispute and render their decision as soon as reasonably possible, utilizing the Rules of Arbitration of the American Arbitration Association for procedural guidance, but not as to costs. No bond, guarantee or deposit shall be required to initiate arbitration proceedings under this Agreement. The final decision shall require the agreement of a majority of the


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
          arbitrators, and shall be fully binding and enforceable on the Parties. The Parties agree that any such decision of the arbitrators shall be final and binding, and shall not be appealed to any court of law of any jurisdiction. The costs of the arbitration shall be borne by the Parties in the manner as determined by the arbitrators. It is understood and agreed that any final arbitration award hereunder may be entered into any court of competent jurisdiction in Houston, Texas for enforcement.

     C) Both Parties agree that, in the event of any dispute hereunder, service may be made upon the Secretary of State of the State of Texas for purposes of service under Paragraphs (A) and (B) above, and any such service shall be considered valid and fully binding for all purposes whatsoever.

     D) This Agreement shall be held strictly confidential and the terms thereof shall not be disclosed to any individual or entity, other than a Party's employees, attorneys, accountants, or consultants, without the prior written consent of the Parties hereto. No press releases or other statements for publication shall be made without the prior written consent of the Parties hereto.

     E) Any information obtained by any Party to this Agreement in connection with any client, project, or investment opportunity related directly or indirectly to that Party's activities under this Agreement shall be held strictly confidential and shall not be disclosed to anyone, in any manner whatsoever, without the prior written consent of the Parties and, where required, the disclosing party. In the event that a separate Confidentiality and/or Non-circumvention Agreement is entered into by the Parties in regard to a client, project or investment opportunity, the provisions of such Confidentiality and/or Non-circumvention Agreement shall take precedence over the provisions of this Paragraph (E) in the event of any conflict or inconsistency.

     F) The relationship of the Parties under this Agreement, including all activities related to the execution, administration and performance of this Agreement, is that of independent principals and not of a partnership between the Parties or the designated representatives of the Parties in any manner whatsoever. Nothing contained in this Agreement is intended or shall be construed as creating or giving rise to any relationship between the Parties, or the designated representatives of the Parties, of partnership, employer/employee, principal/agent or otherwise.

     G) This Agreement shall not be changed, modified or amended in any way except in writing, and signed by the authorized representatives of each of the Parties hereto.


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
     H) In the event any provision of this Agreement shall be determined to be invalid or non-binding for any reason whatsoever, the remainder of this Agreement shall continue to be valid and in effect and shall be fully binding on the Parties.

     I) In the event of a dispute, the provisions of this Agreement shall be construed neither in favor of nor against the Party that drafted this Agreement.

     10) Each Party shall hold the others harmless from and against any and all liabilities associated with or related to claims against such Party prior to the effective date of this Agreement.

     11) The Parties shall fully comply with all laws and regulations of Costa Rica and the United States of America, including the Foreign Corrupt Practices Act of the United States, in all activities related directly or indirectly to this Agreement.

     L) This Agreement shall be binding upon and shall inure to the benefit of all Parties, their successors and assigns.

     M) This Agreement may be executed by counterpart signatures and any such counterpart execution, including facsimile execution, shall be valid and fully binding on all Parties as well as their successors and assigns.



AGREED  AND  EXECUTED  THIS  13th  DAY  OF  JANUARY  1999,  EFFECTIVE  AS  OF
                           ------

01  JANUARY,  1999.




CARLTON  ENERGY  GROUP,  LLC.          TRINITY  GAS  CORPORATION



By  T. C. O'DELL  (SIGNED)             By  MICHAEL  L.  WALLACE  (SIGNED)
    -----------------------------          ------------------------------
    T.C.  O'Dell                           Michael  L.  Wallace
    Chairman and Managing Director         President


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
IAN  TORSTEN  NORDSTROM                    RUDOLF  OLSCHEWSKI


By IAN  NORDSTROM  (SIGNED)            By  RUDOLF  W.  OLSCHEWSKI (SIGNED)
   ------------------------                -------------------------------
   Ian  Torsten  Nordstrom                 Rudolf  W.  Olschewski
   Individual                              Individual


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
                                  EXHIBIT "A'




     PLANTS  FOR  CONVERSION  OF  BIOWASTE-TO-ELECTRICITY  AND/OR  ETHANOL
     ---------------------------------------------------------------------


1)     Guapuiles  Power  Plant                                50  Megawatts
       Limon  State,  Costa  Rica
       (Banana  Waste,  Palmetto  )

2)     Moin  Power  Plant                                     50  Megawatts
       Limon  State,  Costa  Rica
       (Orange, Banana, Pineapple, Wood Waste & Sludge)

3)     Sequirres  Power  Plant                                50  Megawatts
       Limon  State,  Costa  Rica
       (Banana  Waste)

4)     Quesada  Power  Plant                                  50  Megawatts
       Alajuela  State,  Costa  Rica
       (Orange  Waste)

5)     Golfito  Power  Plant                                  50  Megawatts
       Golfito  State,  Costa  Rica
       (Banana  Waste,  Pineapple  &  Palmetto)


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